Exhibit 10.28

AMENDMENT NO. 1, dated as of April 1, 2005,
to that Employment Agreement dated April 2, 2002 (the "Agreement")
by and between David Bonnett (the "Executive") and
AMERICAN MEDIA, INC. (the "Company").

Effective as of the date first written above, the Agreement is hereby amended as follows:

1.    Section 1(a) of the Agreement is hereby deleted and the following substituted therefore:

The Employment Term shall be extended to July 1, 2006 on the terms and subject to the conditions set forth in the Agreement. Executive will be notified 90 days prior to the expiration of the Agreement of the Company's intent to extend the Employment Term, allow Executive to be an "Employee at Will", or not extend the Employment Term.

2.    Section 2(a) of the Agreement is hereby deleted and the following substituted therefore:

During Executive's employment by the Company, Executive shall serve as Vice President, Information Technology. In such position, Executive shall report directly to the Company's Vice President/CIO (or to such other person designated by the Company's Chief Executive Officer) and shall have such duties and authority as shall be determined from time to time by the Chief Executive Officer of the Company.

3.    Section 3 of the Agreement is hereby deleted and the following substituted therefore:

During Executive's employment by the Company, the Company shall pay Executive a base salary (the "Base Salary") at the annual rate of $135,000.00 (One Hundred Thirty Five Thousand Dollars and Zero Cents), payable in regular installments in accordance with the Company's usual payment practices.

4.    Section 4 of the Agreement is hereby deleted and the following substituted therefore:

Annual Bonus. With respect to each full Company fiscal year during the Executive's employment with the Company, Executive shall be eligible to earn an annual discretionary bonus award ("Annual Bonus"). Such Bonus, if any, shall be payable approximately 90 days after the close of the Company's fiscal year.

IN WITNESS WEREOF, the parties hereto have duly executed this Amendment No. 1 as of the date first written above.

AMERICAN MEDIA, INC.

By:	/s/ David Pecker
David Pecker

/s/ David Bonett
David Bonnett